CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 9, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Reports to Shareholders of Strong Corporate Bond Fund, Strong Florida Municipal Money Market Fund, Strong Government Securities Fund, Strong Heritage Money Fund, Strong High-Yield Bond Fund, Strong Intermediate Municipal Bond Fund, Strong Minnesota Tax-Free Fund, Strong Money Market Fund, Strong Municipal Money Market Fund, Strong Short-Term Bond Fund, Strong Short-Term High Yield Bond Fund, Strong Short-Term High Yield Municipal Fund, Strong Short-Term Income Fund, Strong Short-Term Municipal Bond Fund, Strong Tax-Free Money Fund, Strong Ultra Short-Term Income Fund, Strong Ultra Short-Term Municipal Income Fund, Strong Wisconsin Tax-Free Fund; and of our reports dated February 3, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of Strong Asia Pacific Fund, Strong Balanced Fund, Strong Discovery Fund, Strong Dividend Income Fund, Strong Dow 30 Value Fund, Strong Endeavor Fund, Strong Energy Fund, Strong Enterprise Fund, Strong Growth Fund, Strong Growth 20 Fund, Strong Growth and Income Fund, Strong Index 500 Fund, Strong Large Cap Core Fund, Strong Large Cap Growth Fund, Strong Large Company Growth Fund, Strong Life Stage Series - Aggressive Portfolio, Strong Life Stage Series - Conservative Portfolio, Strong Life Stage Series - Moderate Portfolio, Strong MidCap Disciplined Fund, Strong Opportunity Fund, Strong Overseas Fund, Strong Small Company Value Fund, and Strong Small/Mid Cap Value Fund; which are also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 10, 2004



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